UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 27, 2018

GCI LIBERTY, INC.
(Exact name of registrant as specified in its charter)

State of Alaska	001-38385	92-0072737
(State or other Jurisdiction of Incorporation or organization)	Commission File Number	(I.R.S Employer Identification No.)

2550 Denali Street
Suite 1000
Anchorage, Alaska	99503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (907) 868-5600

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition

On February 28, 2018, GCI Liberty, Inc. ("GCI"), formerly known as General Communication, Inc., issued a press release announcing earnings for the three months and year ended December 31, 2017. A copy of the press release is attached as Exhibit 99.1.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

The earnings release attached as Exhibit 99.1 discloses the non-GAAP financial measure of Adjusted EBITDA (defined as earnings plus imputed interest on financed devices before net interest expense, income taxes, depreciation and amortization expense, loss on extinguishment of debt, derivative instrument unrealized income (loss), share-based compensation expense, accretion expense, loss attributable to non-controlling interest resulting from New Markets Tax Credit transactions, gains and impairment losses on equity and cost method investments, and other non-cash adjustments) and Pro Forma EBITDA (defined as Adjusted EBITDA plus transaction costs) for the three months and years ended December 31, 2017 and 2016, and the three months ended September 30, 2017. Adjusted EBITDA has been reconciled to the closely related GAAP financial measure, net income (loss), within the earnings release.

Adjusted EBITDA and Pro Forma EBITDA are not presented as an alternative measure of net income, operating income or cash flow from operations, as determined in accordance with accounting principles generally accepted in the United States of America. GCI's management uses Adjusted EBITDA and Pro Forma EBITDA to evaluate the operating performance of its business, and as a measure of performance for incentive compensation purposes. GCI believes Adjusted EBITDA and Pro Forma EBITDA are useful to investors and other users of our financial information in understanding and evaluating operating performance as an analytical indicator of income generated to service debt and fund capital expenditures. In addition, multiples of current or projected Adjusted EBITDA and Pro Forma EBITDA are used to estimate current or prospective enterprise value. Adjusted EBITDA and Pro Forma EBITDA do not give effect to cash used for debt service requirements, and thus do not reflect funds available for investment or other discretionary uses. Adjusted EBITDA and Pro Forma EBITDA as presented herein may not be comparable to similarly titled measures reported by other companies.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

On February 28, 2018, GCI Holdings, Inc. (the “Borrower”), a wholly owned, indirect subsidiary of GCI Liberty, Inc., Credit Agricole Corporate and Investment Bank and certain lenders entered into a Revolving Increase Supplement (the “Supplement”) to the Fourth Amended and Restated Credit and Guarantee Agreement dated as of February 2, 2015 among the Borrower, GCI, Inc. (the “Parent”), a wholly owned subsidiary of GCI Liberty, Inc., the subsidiary guarantors party thereto, the lenders party thereto, Credit Agricole Corporate and Investment Bank, as administrative agent, MUFG Union Bank, N.A. and SunTrust Bank, as co-syndication agents, and Bank of America, N.A., as documentation agent, as amended (the “Credit Agreement”). The Supplement increased the revolving credit facility under the Credit Agreement from $200.0 million to $300.0 million.

On February 27, 2018, the Parent and the Borrower entered into a Seventh Amendment (the “Amendment”) to the Credit Agreement. The Amendment, among other things, increased the maximum secured leverage ratio permitted under the Credit Agreement from 3:00:1.00 to 3:50:1.00.

Item 8.01 Other Events

The section of the Earnings Release that is set forth under the heading “Liberty Interactive Transaction Update” is being filed herewith as Exhibit 99.2 to this Current Report on Form 8-K in compliance with Rule 425 of the Securities Act, and is hereby incorporated by reference into this Item 8.01. The complete Earnings Release is archived on GCI’s website.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number	Description
99.1	Press Release issued by GCI Liberty, Inc. on February 28, 2018
99.2	Excerpts of Press Release issued by GCI Liberty, Inc. under the heading "Liberty Interactive Transaction Update"

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GCI LIBERTY, INC.
(Registrant)

Date: February 28, 2018

	By	/s/ Peter J. Pounds
Name: Peter J. Pounds
Title: Senior Vice President,
Chief Financial Officer,
and Secretary
(Principal Financial Officer)